Exh                                                                     Page 1


                                                                 EXHIBIT 21.1

                           SUBSIDIARIES OF THE REGISTRANT
                               (AS OF MARCH 31, 1998)


 Name of Subsidiary                   Jurisdiction of             Percentage
 ------------------                   Incorporation                Ownership
                                      ---------------             ----------
 International Wireless
 Communications, Inc.                 Delaware, USA                  100%
 IWC Delaware Holdings, Inc.          Delaware, USA                  100%
 CTP, Inc.                            California, USA                100%
 AirTel Holding Corporation, Inc.     Delaware, USA                  100%
 AirTel USA, Inc.                     Delaware, USA                  100%
 Telecomunicaciones Globales S. A.    Mexico                        1.56%
 Radio Movil Digital Americas, Inc.   Delaware, USA                  100%
 Digitel                              Cayman Islands                 100%
 Radio Movil Digital International    Cayman Islands                 100%
 RMDV-Cayman Islands                  Cayman Islands                 100%
 Digicom                              Cayman Islands                 100%
 Radio Movil Digital Venezuela C.A.   Venezuela                      100%
 Venezuelan Trunking Services, C.A.   Venezuela                      100%
 Venezolana de Telecomunicaciones     Venezuela                       49%
 Venetel, C.A.
 Team Telecomunicaciones, C.A.        Venezuela                       20%
 Radio Movil Digital Argentina S.A.   Argentina                      100%
 Radio Servicios S.A.                 Argentina                       80%
 Comovec S.A                          Ecuador                        100%
 Radio Movil Digital Chile S.A.       Chile                          100%
 RMD Peru S.A.                        Peru                          96.7%
 International Dispatch Corp.         Delaware, USA                  100%
 Worldwide Trunking Inc.              Delaware, USA                  100%
 RMD do Brasil, Ltda.                 Brazil                         100%
 Telecor Trunking S.A.                Brazil                         100%
 Telecor Ltda. Brasil                 Brazil                         100%
 Duravel Trunking S.A.                Brazil                         100%
 Radio Movil Digital S.A.             Brazil                         100%
 PCS Trunking S.A.                    Brazil                         100%
 PCS - Rede de Comunicacoes Ltda.     Brazil                         100%
 PCN Trunking S.A.                    Brazil                         100%
 PCN - Comunicacoes Pessoais Ltda.    Brazil                         100%
 Polinet Trunking S.A.                Brazil                         100%
 Polinet Tecnologia de                Brazil                         100%
 Telecomunicacoes Ltda.
 Solhar Trunking S.A.                 Brazil                         100%
 Solhar Tecnologia de                 Brazil                         100%
 Telecomunicacoes Ltda.

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Exh                                                                     Page 2


 Name of Subsidiary                   Jurisdiction of             Percentage
 ------------------                   Incorporation                Ownership
                                      ---------------             ----------
 International Wireless               Bermuda                        100%
 Communications Latin America
 Holdings, Ltd.
 PeruTel S.A.                         Peru                            98%
 Uniworld S.A.                        Peru                          66.0%
 Servicos de Radio Comunicacoes Ltda. Brazil                         100%
 Pelot Telecomunicacoes  Do Sul Ltda. Brazil                         100%
 Via Movel 1 Comunicacoes S.A.        Brazil                        42.7%
 Telcom - Telecomunicacoes do Brasil  Brazil                        42.7%
 Ltda.
 Teleporto - Empresa de               Brazil                        42.7%
 Telecomunicacoes Ltda.
 Rede Sul de Telecomuniacoes Ltda.    Brazil                        42.7%
 Sulitel - Servicos de                Brazil                        42.7%
 Telecomunicacoes Ltda.
 Sao Paulo Systema de                 Brazil                        21.4%
 Radiocomunicacoes Ltda.
 IWC do Brasil Ltda.                  Brazil                         100%
 International Wireless               Netherlands                    100%
 Communications Asia Holdings, B.V.
 International Wireless               Netherlands Antilles           100%
 Communications Asia Holdings, N.V.
 International Wireless               Mauritius                      100%
 Communications, Ltd.
 Pakistan Wireless Holdings Ltd.      Mauritius                      100%
 International Wireless               Mauritius                     32.5%
 Communications  Pakistan Ltd.
 Pakistan Mobile Communications (Pvt) Pakistan                      19.1%
 Ltd.
 IWC China Ltd.                       Mauritius                      100%
 Star Digitel Limited                 Hong Kong                       40%
 New Zealand Wireless Limited         Cook Islands                   100%
 PT Mobilkom Telekomindo              Indonesia                       15%
 Star Telecom Overseas (Cayman        Cayman Islands                  56%
 Islands) Limited
 Star Paging India Limited            Mauritius                       56%
 RPG Paging Service Limited           India                         13.3%
 First International Telecom          Taiwan                         6.7%
 Corporation
 WorldPage Co. Ltd.                   Thailand                      11.2%
 TeamTalk Limited                     New Zealand                    100%
 Wireless Data Services Limited       New Zealand                     64%
 PT Rajasa Hazanah Perkasa            Indonesia                     28.3%
 PT Mobile Selular Indonesia          Indonesia                     19.8%
 Prismanet (M) Sdn Bhd                Malaysia                      22.5%
 Segar Kasturi Sdn. Bhd.              Malaysia                        24%
 Universal Telecommunications         Philippines                   19.0%
 Service, Inc.
 Singapore Wireless Communications    Singapore                      100%
 (Pte) Ltd.
 IWC (Hong Kong) Limited              Hong Kong                      100%

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